Exhibit 99.1

Limestone Bancorp Reports Net Income of $4.3 million, or $0.57 per Share, for the 3rd Quarter of 2021 and $11.5 million, or $1.51 per Diluted Share, for the Nine Months Ended September 30, 2021

Announces $3.0 Million Share Repurchase Program

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 20, 2021--Limestone Bancorp, Inc. (NASDAQ: LMST) (“the Company”), parent company of Limestone Bank (“the Bank”), today reported unaudited results for the third quarter of 2021. Net income available to common shareholders for the third quarter of 2021 was $4.3 million, or $0.57 per basic and diluted common share, compared with $2.1 million, or $0.28 per basic and diluted share, for the third quarter of 2020. Net income for the nine months ended September 30, 2021, was $11.5 million, or $1.51 per diluted common share, compared with net income of $5.9 million, or $0.79 per diluted share, for the nine months ended September 30, 2020.

At its meeting on October 20, 2021, the Board of Directors approved a share repurchase program authorizing the Company to purchase up to $3.0 million of the Company’s Common Shares over time. Subject to applicable rules and regulations, the shares may be purchased from time to time in the open market or in privately negotiated transactions. Such purchases will be at times and in amounts as the Company deems appropriate, based on factors such as availability of shares, market conditions, the trading price of the shares, the Company’s financial performance and liquidity, legal and regulatory capital requirements, and other business conditions. The repurchase program does not obligate the Company to acquire any particular number of common shares, and it may be modified, terminated, or suspended at any time at the Company’s discretion. The share repurchase program expires on December 31, 2022.

Assets increased $13.9 million, or 1.0%, during the third quarter. The Company grew deposits by $8.9 million, or 0.8%, and reduced lower earning cash and cash equivalents by $26.6 million quarter over quarter. The loan portfolio increased $20.7 million, or 2.2%, during the third quarter to $968.1 million at September 30, 2021, compared to $947.4 million at June 30, 2021, and decreased from $974.5 million at September 30, 2020. SBA Paycheck Protection Program (“PPP”) loans totaled $5.7 million at September 30, 2021, compared to $21.0 million at June 30, 2021, and $42.3 million at September 30, 2020.

Net Interest Income and Average Earning Assets – Net interest income increased to $11.6 million for the third quarter of 2021, compared to $10.9 million for the second quarter of 2021, and $9.9 million for the third quarter of 2020. Average loans decreased to $952.6 million for the third quarter of 2021, compared to $961.9 million for the second quarter of 2021, and $963.5 million for the third quarter of 2020.

Net interest margin increased to 3.61% for the third quarter of 2021, compared with 3.45% for the second quarter of 2021, and 3.27% for the third quarter of 2020. The yield on earning assets increased to 4.03% in the third quarter of 2021, compared to 3.91% in the second quarter of 2021, and 3.98% in the third quarter of 2020. The yield on earning assets in the first nine months of 2021 was negatively impacted by lower interest rates on the Bank’s fed funds, certain floating rate investment securities, loans with variable rate pricing features, and new loans originated in the lower interest rate environment, including PPP loans which carry a rate of 1.0%. The negative impact of lower rates was offset by an increase in loan fee income discussed below.

Loan fee income can meaningfully impact net interest income, loan yields, and net interest margin. The amount of loan fee income included in total interest income was $1.5 million, $933,000, and $387,000 for the quarters ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively. This represents 48 basis points, 29 basis points, and 13 basis points of yield on earning assets and net interest margin for the quarters ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively. Loan fee income for the third quarter of 2021 included $1.4 million in fees earned on SBA PPP loans, compared to $692,000 in the second quarter of 2021, and $195,000 in the third quarter of 2020, which represents 43 basis points, 22 basis points, and six basis points of earning asset yield and net interest margin for those quarters, respectively.

The cost of interest-bearing liabilities was 0.56% for the third quarter of 2021, compared to 0.61% in the second quarter of 2021, and 0.90% in the third quarter of 2020. The cost of interest-bearing liabilities continued to decline as a result of continued improvement in deposit mix, as well as the downward repricing of time deposits. Time deposits declined $23.1 million during the third quarter of 2021 as approximately $66.0 million of time deposits with an average rate of 0.43% matured and redeemed or repriced at lower interest rates. During the third quarter of 2021, newly originated or renewed time deposits had an average rate of 0.17% and an average term of approximately 14 months.

Net interest income increased to $33.2 million for the first nine months of 2021, compared with $29.8 million for the first nine months of 2020. Average loans decreased to $959.6 million for the first nine months of 2021, compared to $963.7 million for the first nine months of 2020. PPP loans averaged $19.4 million and $20.6 million for the first nine months of 2021 and 2020, respectively.

Net interest margin increased to 3.53% in the first nine months of 2021, compared with 3.30% for the first nine months of 2020. The yield on earning assets decreased to 4.00% for the first nine months of 2021, compared to 4.23% for the first nine months of 2020. The amount of loan fee income included in total interest income was $3.3 million and $1.1 million for the nine months ended September 30, 2021 and 2020, respectively. This represents 35 basis points and 13 basis points of yield on earning assets and net interest margin for the nine months ended September 30, 2021 and 2020, respectively. Loan fee income included PPP fees of $2.5 million and $373,000 for the nine months ended September 30, 2021 and 2020, respectively, which represents 27 basis points and five basis points of earning asset yield and net interest margin for those nine-month periods, respectively. The cost of interest-bearing liabilities was 0.62% for the first nine months of 2021, compared to 1.15% in the first nine months of 2020.

As of September 30, 2021, time deposits comprise $280.5 million of the Company’s liabilities including $48.2 million with a current average rate of 0.32%, which reprice or mature in the fourth quarter of 2021. The following table denotes contractual time deposit maturities and average rates as of September 30, 2021:

Maturity Quarter	As of September 30, 2021 (in thousands)	Weighted Average Rate

Q4-2021	48,216	0.32
Q1-2022	53,977	0.34
Q2-2022	43,044	0.34
Q3-2022	21,846	0.43
Thereafter	113,462	0.84
Total time deposits	$280,545	0.55%

Provision and Allowance for Loan Losses – The allowance for loan losses to total loans was 1.34% at September 30, 2021, compared to 1.33% at June 30, 2021, and 1.18% at September 30, 2020. A provision for loan loss of $300,000 and $650,000, or $0.03 and $0.06 per common share after taxes, was recorded in the third quarter and first nine months of 2021, respectively, compared to $1.4 million and $3.5 million, or $0.14 and $0.37 per common share after taxes, in the third quarter and the first nine months of 2020, respectively. The 2021 loan loss provisions were attributable to net loan charge-offs and growth trends within the portfolio during the third quarter and year, while the provisions for 2020 were largely attributable to the uncertainty surrounding the COVID-19 pandemic related economic and business disruptions. Net loan recoveries were $36,000 and net loan charge-offs were $120,000, for the three and nine months ended September 30, 2021, respectively, compared to net loan charge-offs of $97,000 and $395,000, for the three and nine months ended September 30, 2020, respectively. At September 30, 2021, the allowance for loan losses remained elevated in relation to recent historical levels due to continued uncertainty surrounding the COVID-19 pandemic.

While the U.S. Government’s economic responses to the COVID-19 pandemic through monetary policy and fiscal stimulus have provided meaningful support to the economy, management deemed it prudent to continue to maintain its qualitative environmental factor in the allowance for loan losses to account for the ongoing pandemic risk. The Bank also granted eligible loan modifications under Section 4013 of the CARES Act. CARES Act loan modifications were $4.5 million as of September 30, 2021 and June 30, 2021, and $64.9 million at September 30, 2020. At September 30, 2021, there is one commercial real estate loan secured by a retail entertainment facility totaling $4.4 million, which remains subject to, and is performing in accordance with, a COVID-19 modification. The loan is graded substandard, has been evaluated under ASC-310-10, and allocated a specific reserve of $2.2 million.

Non-interest Income and Expense – Non-interest income for the third quarter of 2021 increased $694,000 to $2.4 million, compared with $1.7 million for the third quarter of 2020. The increase was primarily related to a $465,000 gain on the call of a corporate bond from the Bank’s available for sale securities portfolio. The bond was called before maturity and owned at a discount to par value. Bank card interchange fees also increased $163,000 from the third quarter of 2020 due to an increase in debit card transactions. Non-interest expense decreased $29,000, or 0.4%, to $8.1 million for the third quarter of 2021, compared with $8.1 million for the third quarter of 2020. The decrease in the third quarter of 2021 was primarily due to a decrease in deposit and state franchise tax expense of $270,000, as a result of the elimination of the Kentucky bank franchise tax discussed below. This decrease was partially offset by an increase in salaries and employee benefits of $169,000 as a result of an increase in average FTEs as compared to the third quarter of 2020.

Non-interest income for the first nine months of 2021 increased $1.4 million to $6.5 million, compared with $5.1 million for the first nine months of 2020. The increase was primarily due to an increase in bank card interchange fees of $583,000 as a result of an increase in debit card transactions, a $191,000 gain on the sale of OREO from the second quarter of 2021, and a $465,000 gain on the call of an available for sale bond discussed above. Non-interest expense decreased $562,000, or 2.3%, to $24.0 million for the first nine months of 2021, compared with $24.6 million for the first nine months of 2020. The decrease was primarily attributable to a decrease of $810,000 in deposit and state franchise tax expense. This decrease was partially offset by an increase in deposit account related expense of $194,000 due to an increase in debit card transactions and an increase in FDIC insurance of $167,000 due to no expense being recorded during the first quarter of 2020 as the Bank was utilizing assessment credits.

Income Taxes – Income tax expense was $1.4 million and $3.6 million for the third quarter of 2021 and for the first nine months of 2021, respectively, compared with $190,000 and $944,000 for the third quarter of 2020 and for the first nine months of 2020, respectively. Effective January 1, 2021, the state of Kentucky eliminated the bank franchise tax, which was previously recorded as a non-interest expense, and implemented a state income tax at a statutory rate of 5%. State income tax expense was $275,000 and $724,000 for the third quarter of 2021 and for the first nine months of 2021, respectively, compared to a state income tax benefit of $244,000 and $395,000 for the third quarter of 2020 and for the first nine months of 2020, respectively, which were related to the establishment of a net deferred tax asset due to the tax law change.

About Limestone Bancorp, Inc.

Limestone Bancorp, Inc. (NASDAQ: LMST) is a Louisville, Kentucky-based bank holding company which operates banking centers in 14 counties through its wholly-owned subsidiary Limestone Bank. The Bank’s markets include metropolitan Louisville in Jefferson County and the surrounding counties of Bullitt and Henry and extend south along the Interstate 65 corridor. The Bank serves south central, southern, and western Kentucky from banking centers in Barren, Butler, Daviess, Edmonson, Green, Hardin, Hart, Ohio, and Warren counties. The Bank also has banking centers in Lexington, Kentucky, the second largest city in the state, and Frankfort, Kentucky, the state capital. Limestone Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements

Statements in this press release relating to Limestone Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: the impact and duration of the COVID-19 pandemic and national, state and local emergency conditions the pandemic has produced; economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2020.

Additional Information

Unaudited supplemental financial information for the third quarter ending September 30, 2021, follows.

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Nine	Nine
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	9/30/21	9/30/20	9/30/21	9/30/20

Income Statement Data
Interest income	$12,975	$12,094	$37,601	$38,147
Interest expense	1,354	2,151	4,386	8,332
Net interest income	11,621	9,943	33,215	29,815
Provision for loan losses	300	1,350	650	3,500
Net interest income after provision	11,321	8,593	32,565	26,315

Service charges on deposit accounts	583	565	1,651	1,674
Bank card interchange fees	1,044	881	3,077	2,494
Bank owned life insurance income	112	113	420	325
Gain on sale of OREO	—	—	191	—
Gain (loss) on sales and calls of securities, net	465	—	460	(5)
Other	232	183	656	579
Non-interest income	2,436	1,742	6,455	5,067

Salaries & employee benefits	4,582	4,413	13,531	13,584
Occupancy and equipment	1,024	1,008	3,063	2,990
Professional fees	219	261	701	704
Marketing expense	200	134	561	452
FDIC insurance	90	81	315	148
Data processing expense	378	382	1,133	1,121
Deposit and state franchise tax	90	360	270	1,080
Deposit account related expense	545	487	1,592	1,398
Communications expense	153	201	520	666
Insurance expense	105	102	324	316
Postage and delivery	169	156	460	476
Other	495	494	1,518	1,615
Non-interest expense	8,050	8,079	23,988	24,550

Income before income taxes	5,707	2,256	15,032	6,832
Income tax expense	1,366	190	3,568	944
Net income	$4,341	$2,066	$11,464	$5,888

Weighted average shares – Basic	7,602,686	7,499,223	7,591,800	7,489,795
Weighted average shares – Diluted	7,602,686	7,499,223	7,591,800	7,489,795

Basic earnings per common share	$0.57	$0.28	$1.51	$0.79
Diluted earnings per common share	$0.57	$0.28	$1.51	$0.79
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Three	Three
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20

Income Statement Data
Interest income	$12,975	$12,376	$12,250	$12,606	$12,094
Interest expense	1,354	1,462	1,570	1,820	2,151
Net interest income	11,621	10,914	10,680	10,786	9,943
Provision for loan losses	300	—	350	900	1,350
Net interest income after provision	11,321	10,914	10,330	9,886	8,593

Service charges on deposit accounts	583	520	548	594	565
Bank card interchange fees	1,044	1,073	960	882	881
Bank owned life insurance income	112	143	165	99	113
Gain on sale of OREO	—	191	—	—	—
Gain (loss) on sales and calls of securities, net	465	(5)	—	—	—
Other	232	213	211	202	183
Non-interest income	2,436	2,135	1,884	1,777	1,742

Salaries & employee benefits	4,582	4,467	4,482	4,167	4,413
Occupancy and equipment	1,024	979	1,060	1,011	1,008
Professional fees	219	246	236	233	261
Marketing expense	200	179	182	177	134
FDIC insurance	90	90	135	81	81
Data processing expense	378	377	378	381	382
Deposit and state franchise tax	90	90	90	395	360
Deposit account related expense	545	556	491	492	487
Communications expense	153	194	173	190	201
Insurance expense	105	115	104	112	102
Postage and delivery	169	139	152	151	156
Other	495	522	501	476	494
Non-interest expense	8,050	7,954	7,984	7,866	8,079

Income before income taxes	5,707	5,095	4,230	3,797	2,256
Income tax expense	1,366	1,194	1,008	680	190
Net income	$4,341	$3,901	$3,222	$3,117	$2,066

Weighted average shares – Basic	7,602,686	7,597,202	7,575,211	7,499,323	7,499,223
Weighted average shares – Diluted	7,602,686	7,597,202	7,575,211	7,499,323	7,499,223

Basic earnings per common share	$0.57	$0.51	$0.43	$0.42	$0.28
Diluted earnings per common share	$0.57	$0.51	$0.43	$0.42	$0.28
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20

Assets
Loans	$968,088	$947,425	$978,865	$962,081	$974,468
Allowance for loan losses	(12,973)	(12,637)	(12,755)	(12,443)	(11,481)
Net loans	955,115	934,788	966,110	949,638	962,987
Securities held to maturity	47,539	46,717	41,254	—	—
Securities available for sale	203,548	182,154	177,690	203,862	203,544
Federal funds sold & interest-bearing deposits	44,909	75,536	74,047	56,863	24,358
Cash and due from financial institutions	13,579	9,584	9,800	10,830	7,593
Premises and equipment	21,623	21,912	20,405	18,533	18,572
Premises held for sale	980	980	1,035	1,060	1,110
Bank owned life insurance	23,845	23,738	23,601	23,441	23,347
FHLB Stock	5,116	5,449	5,810	5,887	5,962
Other real estate owned	—	—	1,765	1,765	1,625
Deferred taxes, net	22,161	23,452	24,992	25,714	26,540
Goodwill	6,252	6,252	6,252	6,252	6,252
Intangible assets	2,053	2,117	2,181	2,244	2,308
Accrued interest receivable and other assets	6,128	6,231	6,769	6,213	7,426
Total Assets	$1,352,848	$1,338,910	$1,361,711	$1,312,302	$1,291,624

Liabilities and Equity
Certificates of deposit	$280,545	$303,668	$355,309	$367,552	$398,429
Interest checking	239,923	216,344	211,322	190,625	168,735
Money market	198,470	191,773	180,137	175,785	174,588
Savings	163,018	160,257	151,340	142,623	134,962
Total interest-bearing deposits	881,956	872,042	898,108	876,585	876,714
Demand deposits	266,035	267,059	268,882	243,022	217,675
Total deposits	1,147,991	1,139,101	1,166,990	1,119,607	1,094,389
FHLB advances	20,000	20,000	20,613	20,623	30,634
Junior subordinated debentures	21,000	21,000	21,000	21,000	21,000
Subordinated capital note	25,000	25,000	25,000	25,000	25,000
Accrued interest payable and other liabilities	10,193	9,850	8,588	10,048	8,315
Total liabilities	1,224,184	1,214,951	1,242,191	1,196,278	1,179,338

Total stockholders’ equity	128,664	123,959	119,520	116,024	112,286
Total Liabilities and Stockholders’ Equity	$1,352,848	$1,338,910	$1,361,711	$1,312,302	$1,291,624

Ending shares outstanding	7,602,686	7,602,686	7,594,499	7,498,865	7,499,183
Book value per common share	$16.92	$16.30	$15.74	$15.47	$14.97
Tangible book value per common share	15.83	15.20	14.63	14.34	13.83

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Average Balance Sheet Data
Assets	$1,369,372	$1,361,080	$1,316,878	$1,304,715	$1,295,814
Loans	952,567	961,922	964,353	965,339	963,486
Earning assets	1,284,188	1,275,363	1,230,610	1,220,043	1,213,039
Deposits	1,166,785	1,164,524	1,125,943	1,115,985	1,111,865
Long-term debt and advances	66,000	66,000	66,617	67,280	65,769
Interest bearing liabilities	954,007	956,172	941,342	951,620	955,661
Stockholders’ equity	126,556	121,386	117,663	113,868	110,930

Quarterly Performance Ratios
Return on average assets	1.26%	1.15%	0.99%	0.95%	0.63%
Return on average equity	13.61	12.89	11.11	10.89	7.41
Yield on average earning assets (tax equivalent)	4.03	3.91	4.05	4.12	3.98
Cost of interest-bearing liabilities	0.56	0.61	0.68	0.76	0.90
Net interest margin (tax equivalent)	3.61	3.45	3.53	3.53	3.27
Efficiency ratio	59.23	60.93	63.55	62.61	69.14
Non-interest expense to average assets	2.33	2.34	2.46	2.40	2.48

Asset Quality Data
Nonaccrual loans	$1,627	$1,530	$1,996	$1,676	$2,038
Troubled debt restructurings on accrual	561	390	399	480	489
Loan 90 days or more past due still on accrual	—	—	—	—	—
Total non-performing loans	2,188	1,920	2,395	2,156	2,527
Real estate acquired through foreclosures	—	—	1,765	1,765	1,625
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$2,188	$1,920	$4,160	$3,921	$4,152

Non-performing loans to total loans	0.23%	0.20%	0.24%	0.22%	0.26%
Non-performing assets to total assets	0.16	0.14	0.31	0.30	0.32
Allowance for loan losses to non-performing loans	592.92	658.18	532.57	577.13	454.33

Allowance for loan losses to total loans	1.34%	1.33%	1.30%	1.29%	1.18%

Loan Charge-off Data
Loans charged off	$(25)	$(178)	$(77)	$(124)	$(150)
Recoveries	61	60	39	186	53
Net (charge-offs) recoveries	$36	$(118)	$(38)	$62	$(97)

Loans by Risk Category
Pass	$945,396	$913,753	$942,492	$926,025	$923,895
Watch	3,407	15,888	17,929	18,879	27,782
Special Mention	—	—	—	—	364
Substandard	19,285	17,784	18,444	17,177	22,427
Doubtful	—	—	—	—	—
Total	$968,088	$947,425	$978,865	$962,081	$974,468

Loans by Past Due Status
Past due loans:
30 – 59 days	$630	$181	$677	$1,537	$482
60 – 89 days	142	252	254	372	265
90 days or more	—	—	—	—	—
Nonaccrual loans	1,627	1,530	1,996	1,676	2,038
Total past due and nonaccrual loans	$2,399	$1,963	$2,927	$3,585	$2,785

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Risk-based Capital Ratios - Company
Tier I leverage ratio	9.39%	8.70%	8.59%	8.24%	8.17%
Common equity Tier I risk-based capital ratio	9.37	9.48	8.96	8.72	8.54
Tier I risk-based capital ratio	10.86	10.63	10.00	9.67	9.77
Total risk-based capital ratio	14.13	14.09	13.42	13.14	13.22

Risk-based Capital Ratios – Limestone Bank
Tier I leverage ratio	10.96%	10.55%	10.44%	10.21%	9.90%
Common equity Tier I risk-based capital ratio	12.68	12.95	12.21	12.05	11.88
Tier I risk-based capital ratio	12.68	12.95	12.21	12.05	11.88
Total risk-based capital ratio	13.80	14.11	13.37	13.20	12.97

FTE employees, end of period	232	231	225	219	224

Non-GAAP Financial Measures Reconciliation

Tangible book value per common share is a non-GAAP financial measure derived from GAAP based amounts. Tangible book value per common share is calculated by excluding the balance of intangible assets from common stockholders’ equity. Tangible book value per common share is calculated by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which is calculated by dividing common stockholders’ equity by common shares outstanding. Management believes this is consistent with bank regulatory agency treatment, which excludes intangible assets from the calculation of risk-based capital.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income. The efficiency ratio is calculated by dividing total non-interest expenses as determined under GAAP by net interest income and total non-interest income, but excluding from the calculation net gains on the sale of securities and expenses disclosed from time to time as non-recurring in nature. Management believes this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

	As of
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Tangible Book Value Per Share	(in thousands, except share and per share data)

Common stockholders’ equity	$128,664	$123,959	$119,520	$116,024	$112,286
Less: Goodwill	6,252	6,252	6,252	6,252	6,252
Less: Intangible assets	2,053	2,117	2,181	2,244	2,308
Tangible common equity	120,359	115,590	111,087	107,528	103,726

Shares outstanding	7,602,686	7,602,686	7,594,499	7,498,865	7,499,183
Tangible book value per common share	$15.83	$15.20	$14.63	$14.34	$13.83
Book value per common share	16.92	16.30	15.74	15.47	14.97

	Three Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Efficiency Ratio	(in thousands)

Net interest income	$11,621	$10,914	$10,680	$10,786	$9,943
Non-interest income	2,436	2,135	1,884	1,777	1,742
Less: Net gain (loss) on securities	465	(5)	—	—	—
Revenue used for efficiency ratio	13,592	13,054	12,564	12,563	11,685
Non-interest expense	8,050	7,954	7,984	7,866	8,079

Efficiency ratio	59.23%	60.93%	63.55%	62.61%	69.14%

Contacts

John T. Taylor
Chief Executive Officer
(502) 499-4800